EXHIBIT 21

                              LIST OF SUBSIDIARIES

             Name                               Jurisdiction of Incorporation
   ------------------------                     -----------------------------

      Matrix Telecom, Inc.                                 Texas
      Hi, Tiger, Inc.                                      Utah
      Silicon Beach Communications, Inc.                   California
      Westnet Communications, Inc.                         California
      The Friendly Net, LLC                                Utah
      New Best Connections, Inc.                           Texas
      AvTel Holdings, Inc.                                 California









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